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                            COACHMEN INDUSTRIES, INC.
          2831 Dexter Drive - P.O. Box 3300 - Elkhart, Indiana 46515 -
                        219/262-0123 - Fax 219/262-8823


                                  NEWS RELEASE

For immediate release Wednesday, November 7, 2001

COACHMEN INDUSTRIES, INC. REPORTS THIRD QUARTER
EARNINGS OF $0.06 PER SHARE

     o    PROFITABILITY ACHIEVED DESPITE 21 PERCENT DECLINE IN SALES.
     o    CASH FLOW FROM OPERATIONS TOTALS $42.6 MILLION THROUGH NINE MONTHS.
     o LIQUID FINANCIAL POSITION MAINTAINED WITH $44.5 MILLION IN CASH AND SECURITIES.

ELKHART, INDIANA - Coachmen Industries, Inc. (NYSE: COA) today announced that it operated profitably in the third quarter despite the impact of the economic slowdown on the recreational vehicle industry that was aggravated by the attacks of Sept. 11.

Net income for the third quarter ended Sept. 30, 2001 was $1.0 million compared with $2.3 million a year ago. For the quarter, diluted earnings per share were $0.06 compared to $0.15 per share in the same period in 2000. For the first nine months of 2001, the Company reported a loss of $2.5 million, or $0.16 per share, compared with net income of $10.0 million, or $0.64 per share for the same period in 2000.

Sales for the third quarter ended Sept. 30, 2001 were $149.6 million compared with $188.5 million in the year-earlier quarter. Sales for the first nine months were $464.9 million compared with $584.4 million in the first nine months of 2000.

"Although the earnings for the third quarter were less than we had expected prior to the tragic attacks of Sept. 11, we are encouraged by Coachmen's strong relative performance within the very challenging environment that our industry is experiencing. Clearly, our immediate prospects have been affected by the acceleration in the economic slowdown that is occurring; but we remain confident about the actions being taken to position the Company to resume its long-term path of growth," said Claire C. Skinner, Chairman, Chief Executive Officer and President of Coachmen Industries.



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Coachmen Industries, Inc. Reports Third Quarter Earnings
Page 2
Nov, 7, 2001

--------------------------------------------------------------------------------

                                  THREE MONTHS ENDED         NINE MONTHS ENDED
                                     SEPTEMBER 30,              SEPTEMBER 30,
                                  2001        2000         2001        2000
                              -----------------------   ------------------------
SALES
-----
Recreational Vehicle          $   78,527   $ 140,066    $  278,705   $  451,325
Modular Housing/Building          71,050      48,407       186,155      133,059
                              ----------   ---------    ----------   -----------
     Total                       149,577     188,473       464,860      584,384

PRE-TAX INCOME
--------------
Recreational Vehicle          $   (1,551)  $     543    $   (9,060)  $    9,506
Modular Housing/Building           6,288       3,873        12,486        9,900
Other                             (3,128)     (1,140)       (7,362)      (4,575)
                              -----------  ----------   -----------  -----------
     Total                         1,609       3,276        (3,936)      14,831

RECREATIONAL VEHICLE SEGMENT
----------------------------

The Company's Recreational Vehicle segment is being affected by the adverse impact that the economic slowdown is continuing to have on sales. Industry-wide deliveries to RV dealers are down 16.2% through the first nine months of 2001, following a decline of 6.6% for the year 2000. Retail sales have experienced a smaller decline of 10.6% through the first eight months, indicating that many dealers are delaying the replacement of sold units. Attendance has remained high at most retail shows demonstrating sound, underlying demand for recreational vehicles; but consumers are hesitant about purchases, similar to the pattern observed during previous economic downturns. Until consumers regain confidence about the course of the economy, there is unlikely to be much change in industry-wide sales.

As part of its aggressive market expansion plans, product development at Coachmen is a continuous process. During the national industry trade show later this month, for example, Coachmen will introduce 27 new products, each designed to appeal to a specific target market.

MODULAR HOUSING AND BUILDING SEGMENT
------------------------------------

The year-to-year growth in the Company's modular segment is due to the incremental contribution to sales and income from acquired operations. Although housing starts have remained strong nationally, several of the regions where the Company's All American Homes subsidiary operates are experiencing declines in homebuilding due to difficult local economic circumstances. Margins have been improved by shifting the sales emphasis to larger, more complex homes; and the Company is actively seeking to develop new markets for these models. The Company is also focusing on a greater penetration of urban markets where there is more concentrated demand.

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Coachmen Industries, Inc. Reports Third Quarter Earnings
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Nov, 7, 2001
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In addition to introducing new residential  floor plans and exteriors,  Coachmen is successfully broadening the uses for its commercial structures. Recent completions include modular structures for a veterinary clinic, banks, portable classrooms and many variations of multiple family housing.

BALANCE SHEET/CASH FLOW
-----------------------

As of Sept. 30, 2001, the Company had cash and marketable securities of $44.5 million, shareholders' equity of $210.7 million and book value of $13.27 per share. Capital expenditures totaled $0.9 million in the third quarter and $4.0 million for the nine months.

Joseph P. Tomczak, Executive Vice President and Chief Financial Officer, said, "We are continuing to contain expenses, manage our balance sheet more effectively and allocate our resources in a manner that will generate the highest efficiency during this difficult period. Our cash flow remains strong. Through the first nine months, we generated $7.9 million in EBITDA (earnings before interest, taxes and depreciation and amortization). Coachmen generated cash flow from operations of $15.0 million in the third quarter and $42.6 million in the first nine months of 2001, and we had cash and equivalents of $44.5 million at the end of the quarter.

"During the quarter we initiated a process for restructuring our bank line of credit to obtain terms and conditions that would better meet our current and expected future borrowing needs over the duration of the agreement. Subsequent to the close of the quarter, we amended the agreement as a secured $30.0 million facility. Our liquid cash position and expectations of continued positive EBITDA were key factors in our ability to execute the new agreement. We believe Coachmen's strong financial position is a vital asset that will support our efforts to gain market share through ongoing internal gains as well as strategic acquisitions of complementary operations such as the KanBuild modular housing unit that we added in February 2001."

OUTLOOK
-------

Skinner said, "Based on the recent events and current economic trends, we anticipate operating at or slightly below break-even in the fourth quarter, which is a seasonally slow period for our RV segment. We believe, however, that the results of the actions we have taken to realign our operations, reduce expenses and complete accretive acquisitions will lead to fourth quarter results significantly improved from the loss of $7.8 million, or $0.50 per share, in the fourth quarter of 2000. This would result in a loss for the full year in the range of $0.20-$0.25 per share.

"Coachmen has the opportunity to use our well-established brand names, outstanding network of dealers and strong financial position to focus on increasing market share during this cyclical downswing in demand. Our record over almost four decades in the recreational vehicle industry shows that while our near-term financial performance has


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Coachmen Industries, Inc. Reports Third Quarter Earnings
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Nov, 7, 2001
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been affected during periods of slower demand, we have  historically  emerged to reach new records in net sales and earnings. The successful expansion of our modular segment reinforces our optimism about Coachmen's longer term prospects. Fundamental demographic trends favor growth in those population segments especially attracted to our products, and we are intent on capitalizing on that potential."

Founded in 1964, Coachmen Industries, Inc., is one of the nation's leading manufacturers of recreational vehicles with well-known names including Coachmen RV, Shasta, Viking and Georgie Boy. Coachmen Industries is also the largest modular home producer in the nation with its All American Homes and Mod-U-Kraf subsidiaries. Modular commercial and telecommunication structures are manufactured by the Company's Miller Building Systems subsidiary. Coachmen is a publicly held company with stock listed on the New York Stock Exchange (NYSE) under the COA ticker symbol.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on forward-looking statements, which are inherently uncertain. Actual results may differ materially from that projected or suggested due to certain risks and uncertainties including, but not limited to the potential fluctuations in the Company's operating results, the functioning of the Company's information technology systems, the availability and the price of gasoline, the Company's dependence on chassis suppliers, interest rates, competition, government regulations, legislation governing the relationships of the Company with its recreational vehicle dealers, the impact of consumer confidence and economic uncertainty on high-cost discretionary product purchases and other risks identified in the Company's SEC filings.

For more information:
     Joseph P. Tomczak                              James O. Baxter
     Executive Vice President and                   Vice President
     Chief Financial Officer                        Communications
     219-262-0123                                   219-262-0123

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Coachmen Industries, Inc. Reports Third Quarter Earnings
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

                            COACHMEN INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                   THREE MONTHS ENDED                NINE MONTHS ENDED
                                                      SEPTEMBER 30,                    SEPTEMBER 30,
                                                  2001           2000              2001           2000
                                               -----------  --------------      ----------   -------------
Outside Sales                                  $   149,577  $      188,473      $  464,860   $     584,384

Gross Profit - $                                    26,141          27,206          70,322          87,871
Gross Profit - %                                      17.5%           14.4%           15.1%           15.0%

GS&A - $                                            23,927          25,289          72,056          74,028
GS&A - %                                              16.0%           13.4%           15.5%           12.7%

Operating Income/(Loss) - $                          2,214           1,917          (1,734)         13,843
Operating Income/(Loss) - %                            1.5%            1.0%           -0.4%            2.4%

Other (Income)/Expense                                 605          (1,359)          2,202            (988)

Pre-Tax Profit/(Loss) - $                            1,609           3,276          (3,936)         14,831
Pre-Tax Profit/(Loss) - %                              1.1%            1.7%           -0.8%            2.5%

Tax Expense/(Benefit)                                  604           1,003          (1,425)          4,828

Net Income/(Loss)                                    1,005           2,273          (2,511)         10,003
Earning/(Loss) per share -
     Basic & Diluted                                  0.06            0.15           (0.16)           0.64

Weighted Average Shares Outstanding
     Basic                                          15,815          15,574          15,811          15,566
     Diluted                                        15,875          15,577          15,867          15,573



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Coachmen Industries, Inc. Reports Third Quarter Earnings
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Nov, 7, 2001
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                            COACHMEN INDUSTRIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)
                                   (UNAUDITED)

ASSETS                                             9/30/01            12/31/00
                                              --------------    ----------------
 Current Assets
     Cash                                     $       31,634    $          2,614
     Marketable securities                            12,852              18,737
     Accounts Receivable                              35,765              40,079
     Inventories                                      85,850              97,315
     Prepaid expenses and other                        6,984               6,821
     Deferred income taxes                             8,858               8,384
                                              --------------    ----------------
         Total Current Assets                        181,943             173,950

PP&E, Net                                             82,304              84,163
Goodwill and Other Intangibles, Net                   18,775              15,983
Other                                                 27,653              22,350
                                              --------------    ----------------

Total Assets                                  $      310,675    $        296,446
                                              ==============    ================


LIABILITIES AND SHAREHOLDER'S EQUITY             9/30/01            12/31/00
                                              --------------    ----------------
Current Liabilities
     Current portion of LT debt               $          927    $            865
     Accounts payable, trade                          33,715              24,015
     Accrued income taxes                                  -                 845
     Other Accruals                                   42,403              31,988
                                              --------------    ----------------
         Total current liabilities                    77,045              57,713

Long-Term Debt                                        11,379              11,795
Deferred Income Taxes                                  3,349               3,370
Other                                                  8,204               8,619
                                              --------------    ----------------
Total Liabilities                                     99,977              81,497
Shareholder's Equity                                 210,698             214,949
                                              --------------    ----------------

Total Liabilities and Equity                  $      310,675    $        296,446
                                              ==============    ================


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